LEHMAN BROTHERS

     MORTGAGE BACKED SECURITIES

$[747,375,000] (Approximate)

FIRST FRANKLIN MORTGAGE LOAN TRUST,

SERIES 2005-FF3

SENIOR/SUBORDINATE CERTIFICATES

Available Funds Floaters

No Hard Cap – Act/360 – No Delay

Expected Closing Date April 29, 2005

			Initial		Expected
	Approximate		C/E (3)	Initial	Ratings
Class	Size ($)(1) (2)	Benchmark	(%)	Margin (4)	[(S&P/Moody’s)]
A1(5)	[180,800,000]	1 M LIBOR	[12.00%]	TBD	AAA/Aaa
A2(5)	[92,800,000]	1 M LIBOR	[12.00%]	TBD	AAA/Aaa
A3(5)	[46,400,000]	1 M LIBOR	[12.00%]	TBD	AAA/Aaa
A4(6)	[340,000,000]	1 M LIBOR	[12.00%]	TBD	AAA/Aaa
M1	[15,000,000]	1 M LIBOR	[10.00%]	TBD	AA+/Aa1
M2	[18,750,000]	1 M LIBOR	[7.50%]	TBD	AA/Aa2
M3	[11,250,000]	1 M LIBOR	[6.00%]	TBD	AA-/Aa3
M4	[7,500,000]	1 M LIBOR	[5.00%]	TBD	A+/A1
M5	[7,500,000]	1 M LIBOR	[4.00%]	TBD	A/A2
M6	[7,500,000]	1 M LIBOR	[3.00%]	TBD	A-/A3
M7	[5,625,000]	1 M LIBOR	[2.25%]	TBD	BBB+/Baa1
M8	[3,750,000]	1 M LIBOR	[1.75%]	TBD	BBB/Baa2
M9	[7,500,000]	1 M LIBOR	[0.75%]	TBD	BBB-/Baa3
B (7)	[3,000,000]	1 M LIBOR	[0.35%]	TBD	(7)

(1)

The approximate deal size is based on an estimated outstanding loan balance of $750,000,000, which will be adjusted to reflect the final loan pool.  See “Expected Range” of “Total Outstanding Balance” attached on page 2.

(2)

The final trade deliveries will be subject to a permitted variance of +[10]%. The Class A and Class M Certificates are expected to be ERISA eligible.  The Class A, Class M1, Class M2 and Class M3 Certificates are expected to be SMMEA eligible.

(3)

Initial Credit Enhancement includes overcollateralization of approximately 0.35%.

(4)

Interest will accrue at a rate equal to 1 Month LIBOR plus the stated margin, subject to a limitation generally based on interest accrued on the Mortgage Loans minus certain fees, expenses, or shortfalls. The stated margin may increase if the optional termination is not exercised.

(5)

The Class A1, Class A2 and Class A3 Certificates are the Senior Certificates of Group 1.

(6)

The Class A4 Certificates are the Senior Certificates of Group 2.

(7)

The Class B Certificates are not offered hereby.

The transaction is subject to change as needed to achieve the required ratings stated above.  The characteristics of the final structure, including but not limited to credit enhancement levels, loss and delinquency triggers, principal and interest payment priorities, mortgage pool characteristics and originator and servicer information will be as described in the final prospectus supplement.

Total Outstanding Loan Balance	$775,476,082	$700,000,000 to $850,000,000	Product Type
Average Loan Principal Balance	$223,932	$210,000 to $232,000	2/28 ARM (Libor)	57.9%	52% to 63%
Fixed Rae	8.2%	6.0% to 10.0%	5/25 ARM (Libor)	16.5%	13% to 20%
Adjustable Rae	91.8%	90.0% to 94.0%	3/27 ARM (Libor)	15.9%	1 2% to 20%
Prepayment Penalty	79.6%	70.0% to 85.0%	Fixed Rate	8.2%	6% to 10%
Weighed Average Coupon	6.7%	6.4% to 7.0%	Other	1.5%	0% to 3%
Weighed Average Margin	5.3%	4.9% to 5.7%
Weighed Average Initial Periodic Cap	3.0%	2.7% to 3.3%	Lien Position
Weighed Average Periodic Cap	1.0%	0.8% to 1.2%	Fixed	100.0%	100%
Weighed Average Maximum Rate	12.6%	12.0% to 13.2%
Weighed Average Floor	6.6%	6.3% to 6.9%	Loan Purpose
Weighed Average Original Tem (mo.)	358	355 to 360	Purchase	49.7%	40% to 60%
Weighed Average Remaining Tem (mo.)	358	355 to 359	Cash Out Refinance	44.3%	38% to 50%
Weighed Average Loan Age (mo.)	2	1 to 3	Rae/Tem Refinance	5.9%	2% to 10%
Weighed Average Combined LTV	82.1%	78% to 85%	Construction to Permanent	0.0%	0% to 1
Weighed Average Full Combined LTV	89.9%	87% to 93%
Of Loans with Junior Liens	41.4%	35% to 45%	Geographic Distribution
Non-Zero Weighed Average FICO	648	635 to 660	(Other States account individually for less than 3% of the Cut-off Date principal balance)
Non-Zero Weighed Average DTI	44.6%	40% to 50%
IO Loan	65.1	60% to 70%	CA	39.4%	25% to 50%
			FL	5.7%	2% to 10%
Occupancy Status			TX	5.4%	2% to 10%
Primary Home	97.1	93% to 99%	NY	4.9%	1 % to 8%
Investment	2.1	0% to 4%	MI	3.9%	1 % to 8%
Second Home	0.8%	0% to 3%	IL	3.7%	1 % to 8%
			MN	3.5%	1 % to 8%
Documentation Type			OH	3.0%	l % to 8%
Full	73.3%	65% to 80%
Stated	25.7%	18% to 30%
Limited	1.0%	0% to 4%
No Documentation	0.0%	0% to 2%

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein.  Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document").  Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document.  Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate.  The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document.  Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.  This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).